                                                               Exhibit (g)(1)

INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholders,
Merrill Lynch High Income Municipal
Bond Fund, Inc.:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Merrill Lynch High Income Municipal Bond Fund, Inc. as of August 31, 1995, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the four-year period then ended and the period November 2, 1990 (commencement of operations) to August 31, 1991. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at August 31, 1995 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Merrill Lynch High Income Municipal Bond Fund, Inc. as of August 31, 1995, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Princeton, New Jersey
September 29, 1995



SCHEDULE OF INVESTMENTS                                                                                  (in Thousands)

                 S&P      Moody's   Face                                                                          Value
State           Ratings   Ratings  Amount                     Issue
Alabama--0.5%   B+        NR*    $  1,000    Brewton, Alabama, Industrial Development Board, PCR,
                                             Refunding (Container Corporation American Project),
                                             8% due 4/01/2009                                                    $  1,049

Arizona--3.2%   NR*       Aaa       2,920    Arizona Health Facilities Authority, Hospital Systems Revenue
                                             Refunding Bonds (Saint Luke's Health Systems), 7.25% due
                                             11/01/2003 (d)                                                         3,455
                NR*       NR*       1,280    Pima County, Arizona, IDA, Revenue Bonds (La Hacienda
                                             Project), 9.50% due 12/01/2016                                         1,296
                AA        P1        1,500    Pinal County, Arizona, IDA, PCR (Magma Copper/Newmont
                                             Mining Corporation), VRDN, 3.55% due 12/01/2009 (a)                    1,500

California--    NR*       NR*       1,500    Long Beach, California, Redevelopment Agency, M/F Housing
0.7%                                         Revenue Bonds (Pacific Court Apartments), AMT, Issue B,
                                             6.80% due 9/01/2013                                                    1,380

Colorado--      BBB+      Baa1      2,000    Colorado Health Facilities Authority, Hospital Revenue Bonds
7.8%                                         (P/SL Healthcare System Project), Series A, 6.875% due
                                             2/15/2023                                                              2,232
                                             Denver, Colorado, City and County Airport Revenue Bonds:
                BB        Baa       2,000     AMT, Series A, 7.50% due 11/15/2023                                   2,149
                BB        Baa         900     AMT, Series A, 8% due 11/15/2025                                        993
                BB        Baa       2,000     AMT, Series B, 7.50% due 11/15/2025                                   2,073
                BB        Baa       2,000     AMT, Series D, 7.75% due 11/15/2013                                   2,430
                BB        Baa       1,250     Series A, 7.50% due 11/15/2012                                        1,349
                BB        Baa       2,000     Series A, 7.25% due 11/15/2025                                        2,138
                NR*       NR*       2,000    Mountain Village Metropolitan District, Colorado, Refunding
                                             Bonds (San Miguel County), UT, 8.10% due 12/01/2011                    2,173

Connecticut--   NR*       NR*       1,925    New Haven, Connecticut, Facilities Revenue Bonds (Hill Health
1.0%                                         Corporation Project), 9.25% due 5/01/2017                              2,089


SCHEDULE OF INVESTMENTS (continued)                                                                       (in Thousands)

                 S&P      Moody's   Face                                                                          Value
State           Ratings   Ratings  Amount                     Issue
Florida--0.7%   BB        NR*    $    960    Jacksonville, Florida, Port Authority, IDA, Revenue Refunding
                                             Bonds (United States Gypsum Corporate Project), 7.25% due
                                             10/01/2014                                                          $    983
                NR*       VMIG1++     100    Palm Beach County, Florida, Water and Sewer Revenue Bonds,
                                             VRDN, 3.55% due 10/01/2011 (a)                                           100
                A1        VMIG1++     300    Pinellas County, Florida, Health Facilities Authority, Revenue
                                             Refunding Bonds (Pooled Hospital Loan Program), DATES,
                                             3.55% due 12/01/2015 (a)                                                 300

Georgia--3.5%   NR*       NR*       2,520    Atlanta, Georgia, Urban Residential Finance Authority, College
                                             Facilities Revenue Bonds (Morris Brown College Project), 9.50%
                                             due 6/01/2011                                                          2,804
                NR*       NR*       2,000    Atlanta, Georgia, Urban Residential Finance Authority, M/F
                                             Housing Mortgage Revenue Bonds (Northside Plaza Apartments
                                             Project), 9.75% due 11/01/2020                                         2,113
                NR*       NR*       2,000    Hancock County, Georgia, COP, 8.50% due 4/01/2015                      2,065

Hawaii--0.9%    AAA       NR*       1,750    Hawaii State Department of Budget and Finance, Special
                                             Purpose Mortgage Revenue Bonds (Citizens Utility Company),
                                             RIB, Series 91-B, 9.085% due 11/01/2021 (g)                            1,853

Illinois--4.7%                               Chicago, Illinois, O'Hare International Airport, Special
                                             Facilities Revenue Bonds:
                BB+       Baa2      4,000     Refunding (American Airlines Inc. Project), 8.20% due
                                              12/01/2024                                                            4,565
                BB        Baa2        450     (United Airlines, Inc.), AMT, Series B, 8.95% due 5/01/2018             508
                BBB+      NR*       2,000    Illinois Educational Facilities Authority Revenue Bonds
                                             (Chicago Osteopathic Health System), 7.25% due 5/15/2022               2,044
                NR*       Baa1      1,250    Illinois Health Facilities Authority Revenue Bonds (Holy Cross
                                             Hospital Project), 6.75% due 3/01/2024                                 1,216
                BBB       NR*       1,000    Lansing, Illinois, Sales Tax, Tax Increment Revenue Refunding
                                             Bonds (Landing Redevelopment), 7% due 12/01/2008                       1,074

Indiana--1.6%   A         NR*       1,500    Indiana Bond Bank, Special Hospital Program Revenue Bonds
                                             (Hendricks Community Hospital), Series A, 7.125% due 4/01/2013         1,613
                BB-       Ba3       1,500    Indiana State Development Financing Authority, PCR, Refunding
                                             (Inland Steel Company Project Number 12), 6.85% due 12/01/2012         1,527

Iowa--0.8%      NR*       NR*       1,500    Iowa Finance Authority, Health Care Facilities Revenue Bonds
                                             (Mercy Health Initiatives Project), 9.95% due 7/01/2019                1,583

Kentucky--2.2%  AAA       Aaa       4,000    Louisville, Kentucky, Hospital Revenue Bonds, INFLOS, 9.045%
                                             due 10/01/2014 (b)(g)                                                  4,375

Louisiana--4.1% NR*       Baa3      3,500    Lake Charles, Louisiana, Harbor and Terminal District, Port
                                             Facilities Revenue Refunding Bonds (Trunkline LNG Company
                                             Project), 7.75% due 8/15/2022                                          3,901
                BBB+      Baa       1,000    Louisiana Public Facilities Authority, Hospital Revenue Bonds
                                             (Woman's Hospital Foundation Project), 7.25% due 10/01/2022            1,016
                BB-       NR*       3,000    Port New Orleans, Louisiana, IDR, Refunding (Continental Grain
                                             Company Project), 7.50% due 7/01/2013                                  3,111


SCHEDULE OF INVESTMENTS (continued)                                                                       (in Thousands)

                 S&P      Moody's   Face                                                                          Value
State           Ratings   Ratings  Amount                     Issue
Massachusetts-- NR*       NR*    $  1,200    Boston, Massachusetts, Industrial Development Financing
8.9%                                         Authority, Solid Waste Disposal Facility Revenue Bonds
                                             (Jet-A-Way Project), AMT, 10.50% due 1/01/2011                      $  1,339
                NR*       Ba        1,060    Lawrence, Massachusetts, GO, 9.875% due 12/15/1998                     1,227
                                             Massachusetts Health and Educational Facilities Authority
                                             Revenue Bonds (New England Memorial Hospital):
                NR*       Ba        3,000     Refunding, Series B, 6.125% due 7/01/2013                             2,453
                NR*       NR*       1,930     Series C, 7% due 4/01/2014                                            1,723
                NR*       NR*         905    Massachusetts Health and Educational Facilities Authority
                                             Revenue Bonds (North Adams Regional Hospital), Series B,
                                             8% due 7/01/1998                                                         980
                NR*       B1        1,675    Massachusetts Industrial Finance Agency Revenue Bonds
                                             (Bay Cove Human Services Inc.), 8.375% due 4/01/2019                   1,802
                BB+       Ba1       1,600    Massachusetts Industrial Finance Agency Revenue Bonds
                                             (Vinfen Corporate Issue), 7.10% due 11/15/2018                         1,584
                NR*       NR*       1,000    Massachusetts Industrial Finance Agency, Solid Waste Disposal
                                             Revenue Bonds (Molten Metal Technology Project), 8.25% due
                                             8/01/2014                                                              1,031
                NR*       NR*       5,000    Massachusetts Port Authority, Special Project Revenue Bonds
                                             (Harborside Hyatt Project), AMT, 10% due 3/01/2026                     5,592

Michigan--      BBB       Ba1       2,900    Detroit, Michigan, GO, UT, Series A, 8.70% due 4/01/2000 (d)           3,440
1.7%

Minnesota--     BBB-      Baa       2,000    Saint Paul, Minnesota, Housing and Redevelopment Authority,
1.1%                                         Hospital Revenue Bonds (Healtheast Project), Series D, 9.75%
                                             due 11/01/2017                                                         2,235
Missouri--      BBB-      NR*       2,935    Joplin, Missouri, IDA, Hospital Facilities Revenue Refunding
5.4%                                         and Improvement Bonds (Tri-State Osteopathic Project), 8.25%
                                             due 12/15/2014                                                         3,000
                                             Missouri Health and Educational Facilities Authority Revenue
                                             Bonds (Southwest Baptist University Project):
                BB        NR*         905     9.50% due 10/01/2001                                                  1,023
                BB        NR*       3,690     9.50% due 10/01/2011                                                  4,253
                AAA       Aaa       2,000    Phelps County, Missouri, Hospital Revenue Bonds (Phelps
                                             County Regional Medical Center), 8.30% due 3/01/2000 (d)               2,342

Nevada--0.4%    BBB+      NR*         750    Las Vegas, Nevada, Downtown Redevelopment Agency, Tax
                                             Increment Revenue Bonds (Fremont Street Project), Series A,
                                             6.10% due 6/15/2014                                                      726

New Hampshire-- BBB+      Baa1      1,845    New Hampshire Higher Educational and Health Facilities
3.7%                                         Authority Revenue Bonds (Saint Joseph Hospital), 7.50% due
                                             1/01/2016                                                              1,903
                BB+       Baa3      5,140    New Hampshire, IDA, PCR (Public Service Company New
                                             Hampshire Project), Series B, 7.50% due 5/01/2021                      5,454

New Jersey--    NR*       Ba        2,150    Atlantic County, New Jersey, Utilities Authority, Solid Waste
8.4%                                         Revenue Bonds, 7.125% due 3/01/2016                                    2,174
                BBB+      Ba        4,000    Camden County, New Jersey, Pollution Control Financing
                                             Authority, Solid Waste Resource Recovery Revenue Bonds,
                                             Series D, 7.25% due 12/01/2010                                         4,081
                                             New Jersey Health Care Facilities, Financing Authority
                                             Revenue Bonds:
                NR*       NR*       4,760     (Riverwood Center Issue), Series A, 9.90% due 7/01/2021               5,331
                BBB-      Baa       4,700     (Saint Elizabeth Hospital), Series B, 8.25% due 7/01/2020             5,074


SCHEDULE OF INVESTMENTS (continued)                                                                       (in Thousands)

                 S&P      Moody's   Face                                                                          Value
State           Ratings   Ratings  Amount                     Issue
New Mexico--    A         A2     $  1,000    Lordsburg, New Mexico, PCR, Refunding (Phelps Dodge
0.5%                                         Corporate Project), 6.50% due 4/01/2013                             $  1,032

New York--      BBB+      Baa1      5,260    New York City, New York, GO, UT, Series C, Sub-Series C-1,
2.8%                                         7.50% due 8/01/2021                                                    5,618

Ohio--2.4%      NR*       Ba2       2,325    Defiance County, Ohio, Economic Development Revenue Bonds
                                             (Kroger Co. Project), 8% due 10/15/2015                                2,519
                AAA       Aaa       2,000    Ohio, HFA, S/F Mortgage Revenue Bonds, RIB, AMT, Series A-2,
                                             9.538% due 3/24/2031 (c)(g)                                            2,112

Oklahoma--      BB        NR*         985    Blaine County, Oklahoma, Industrial Authority, IDA, Revenue
0.5%                                         Bonds (United States Gypsum Corp. Project), 7.25% due 10/01/2010       1,031

Oregon--1.6%    NR*       NR*       1,000    Western Generation Agency, Oregon, Cogeneration Project
                                             Revenue Bonds (Wauna Cogeneration Project), AMT, Series B,
                                             7.40% due 1/01/2016                                                    1,039
                B+        NR*       1,955    Yamhill County, Oregon, PCR, Refunding (Smurfit Newsprint
                                             Corporate Project), 8% due 12/01/2003                                  2,027

Pennsylvania--  NR*       NR*       2,000    Lehigh County, Pennsylvania, General Purpose Authority
12.4%                                        Revenue Bonds (Wiley House), 8.75% due 11/01/2014                      2,038
                BBB-      NR*       5,000    McKean County, Pennsylvania, Hospital Authority Revenue
                                             Bonds (Bradford Hospital Project), 8.875% due 10/01/2020               6,020
                                             Montgomery County, Pennsylvania, IDA, Revenue Refunding Bonds:
                NR*       NR*       1,500     (1st Mortgage--Meadowood Corporation Project), Series A,
                                              10.25% due 12/01/2020                                                 1,662
                NR*       Ba        3,400     (Pennsburg Nursing and Rehabilitation Center), 7.625% due
                                              7/01/2018                                                             3,456
                NR*       NR*       2,000    Pennsylvania Economic Development Financing Authority, IDR
                                             (GEHL Company Inc. Project), AMT, Series F, 9% due 9/01/2010           2,157
                NR*       NR*       5,000    Pennsylvania Economic Development Financing Authority,
                                             Recycling Revenue Bonds (Ponderosa Fibres Project), AMT,
                                             Series A, 9.25% due 1/01/2022                                          5,287
                BBB-      NR*       1,000    Pennsylvania Economic Development Financing Authority,
                                             Resource Recovery Revenue Bonds (Colver Project), AMT,
                                             Series D, 7.15% due 12/01/2018                                         1,025
                NR*       NR*       3,000    Washington County, Pennsylvania, Hospital Authority, Revenue
                                             Refunding Bonds (Canonsburg General Hospital Project), 7.35%
                                             due 6/01/2013                                                          3,031

Rhode Island--  BBB+      NR*       1,500    Rhode Island Health and Educational Building Corporation,
1.5%                                         Hospital Revenue Bonds (South County Hospital), 7.25% due
                                             11/01/2011                                                             1,551
                NR*       Ba        1,260    West Warwick, Rhode Island, GO, UT, Series A, 6.80% due
                                             7/15/1998                                                              1,325

Tennessee--     NR*       NR*       4,265    Knox County, Tennessee, Health, Educational and Housing
4.2%                                         Facilities Board, Hospital Facilities Revenue Bonds (Baptist
                                             Health System of East Tennessee), 8.60% due 4/15/2016                  4,624
                BBB-      Baa1      3,500    McMinn County, Tennessee, IDB, Solid Waste Revenue Bonds
                                             (Calhoun Newsprint), AMT, 7.40% due 12/01/2022                         3,741


SCHEDULE OF INVESTMENTS (concluded)                                                                       (in Thousands)

                 S&P      Moody's   Face                                                                          Value
State           Ratings   Ratings  Amount                     Issue
Texas--6.7%     BB+       Baa2   $  3,000    Dallas-Fort Worth, Texas, International Airport Facilities
                                             Improvement Corporation Revenue Bonds (American Airlines,
                                             Inc.), AMT, 7.25% due 11/01/2030                                    $  3,118
                BBB-      Ba1       4,870    Jefferson County, Texas, Health Facilities Development
                                             Corporation, Hospital Revenue Bonds (Baptist Healthcare
                                             System Project), 8.875% due 6/01/2021                                  5,346
                BB        Ba        3,270    Odessa, Texas, Junior College District, Revenue Refunding
                                             Bonds, Series A, 8.125% due 12/01/2018                                 3,305
                NR*       VMIG1++     500    Southwest Higher Education Authority Incorporated, Texas,
                                             Revenue Refunding Bonds (Southern Methodist University),
                                             VRDN, 3.50% due 7/01/2015 (a)                                            500
                NR*       NR*       1,845    Swisher County, Texas, Jail Facilities Financing Corporation
                                             Revenue Bonds (Criminal Detention Center), 9.75% due
                                             8/01/2009 (f)                                                             --
                BBB       Baa2      1,000    West Side Calhoun County, Texas, Navigation District, Solid
                                             Waste Revenue Bonds (Union Carbide Chemicals and Plastics),
                                             AMT, 8.20% due 3/15/2021                                               1,108

Utah--2.4%      BBB+      Baa2      1,300    Carbon County, Utah, Solid Waste Disposal Revenue Refunding
                                             Bonds (Laidlaw Inc. - ECDC Project), AMT, Series A, 7.50% due
                                             2/01/2010                                                              1,384
                AAA       Aaa       3,000    Salt Lake City, Utah, Hospital Revenue Refunding Bonds (IHC
                                             Hospitals, Inc.), INFLOS, 9.211% due 5/15/2020 (e)(g)                  3,292

Vermont--0.8%   NR*       NR*       1,500    Vermont Educational and Health Buildings Financing Agency,
                                             Revenue Refunding Bonds (College of St. Joseph Project), 8.50%
                                             due 11/01/2024                                                         1,577

Wisconsin--1.2% NR*       Ba3       2,350    Walworth, Wisconsin, IDA, Revenue Refunding Bonds (United
                                             States Gypsum Corp. Project), 7.25% due 5/01/2010                      2,398

Total Investments (Cost--$180,774)--98.3%                                                                         195,147

Other Assets Less Liabilities--1.7%                                                                                 3,428
                                                                                                                 --------
Net Assets--100.0%                                                                                               $198,575
                                                                                                                 --------
                                                                                                                 --------

(a)The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at August 31, 1995.
(b)MBIA Insured.
(c)GNMA Collateralized.
(d)Prerefunded.
(e)AMBAC Insured.
(f)Non-income producing security.
(g)The interest rate is subject to change periodically and inversely based upon prevailing market rates. The interest rate shown is the rate in effect at August 31, 1995.
  *Not Rated.
 ++Highest short-term rating by Moody's Investors Service, Inc. Ratings of issues shown have not been audited by Deloitte & Touche LLP.

See Notes to Financial Statements.

PORTFOLIO ABBREVIATIONS

To simplify the listing of Merrill Lynch High Income Municipal
Bond Fund, Inc.'s portfolio holdings in the Schedule of Investments, we have abbreviated the names of many of the securities according to the list below and at right.

AMT         Alternative Minimum Tax (subject to)
COP         Certificates of Participation
DATES       Daily Adjustable Tax-Exempt Securities
GO          General Obligation Bonds
HFA         Housing Finance Agency
IDA         Industrial Development Authority
IDB         Industrial Development  Board
IDR         Industrial Development  Revenue Bonds
INFLOS      Inverse Floating Rate Municipal Bonds
M/F         Multi-Family
PCR         Pollution Control Revenue Bonds
RIB         Residual Interest Bonds
S/F         Single-Family
UT          Unlimited Tax
VRDN        Variable Rate Demand Notes

FINANCIAL INFORMATION



Statement of Assets and Liabilities as of August 31, 1995
Assets:             Investments, at value (identified cost--$180,773,886) (Note 1a)                         $195,147,439
                    Cash                                                                                         135,000
                    Receivables:
                     Interest                                                              $  4,037,207
                     Capital shares sold                                                         43,743        4,080,950
                                                                                           ------------
                    Deferred organization expenses (Note 1e)                                                       7,409
                    Prepaid registration fees and other assets (Note 1e)                                          10,152
                                                                                                            ------------
                    Total assets                                                                             199,380,950
                                                                                                            ------------

Liabilities:        Payables:
                     Dividends to shareholders (Note 1f)                                        446,050
                     Investment adviser (Note 2)                                                161,945
                     Administration (Note 2)                                                     42,617          650,612
                                                                                           ------------
                    Accrued expenses and other liabilities                                                       155,465
                                                                                                            ------------
                    Total liabilities                                                                            806,077
                                                                                                            ------------

Net Assets:         Net assets                                                                              $198,574,873
                                                                                                            ------------
                                                                                                            ------------

Net Assets          Common stock, $.10 par value, 200,000,000 shares authorized                             $  1,809,646
Consist of:         Paid-in capital in excess of par                                                         185,699,710
                    Accumulated realized capital losses on investments--net                                   (2,713,001)
                    Accumulated distributions in excess of realized capital gains--net                          (595,035)
                    Unrealized appreciation on investments--net                                               14,373,553
                                                                                                            ------------
                    Net assets--Equivalent to $10.97 per share based on 18,096,461
                    shares of capital outstanding                                                           $198,574,873
                                                                                                            ------------
                                                                                                            ------------

                    See Notes to Financial Statements.



Statement of Operations
                                                                                              For the Year Ended August 31, 1995
Investment Income   Interest and amortization of premium and discount earned                                $ 15,451,765
(Note 1d):

Expenses:           Investment advisory fees (Note 2)                                                          1,923,921
                    Administrative fees (Note 2)                                                                 506,295
                    Professional fees                                                                            152,333
                    Transfer agent fees (Note 2)                                                                 124,881
                    Printing and shareholder reports                                                              63,356
                    Advertising                                                                                   57,409
                    Registration fees (Note 1e)                                                                   51,811
                    Accounting services (Note 2)                                                                  49,486
                    Amortization of organization expenses (Note 1e)                                               43,665
                    Listing fees                                                                                  34,342
                    Directors' fees and expenses                                                                  26,422
                    Custodian fees                                                                                20,612
                    Pricing services                                                                              12,973
                    Other                                                                                          5,875
                                                                                                            ------------
                    Total expenses                                                                             3,073,381
                                                                                                            ------------
                    Investment income--net                                                                    12,378,384
                                                                                                            ------------

Realized &          Realized loss on investments--net                                                         (2,713,001)
Unrealized          Change in unrealized appreciation on investments--net                                      6,520,321
Gain (Loss) on                                                                                              ------------
Investments--Net    Net Increase in Net Assets Resulting from Operations                                    $ 16,185,704
(Notes 1b, 1d & 3):                                                                                         ------------
                                                                                                            ------------



Statements of Changes in Net Assets

                                                                                           For the Year Ended August 31,
Increase (Decrease) in Net Assets:                                                              1995             1994
Operations:         Investment income--net                                                 $ 12,378,384     $ 12,911,107
                    Realized gain (loss) on investments--net                                 (2,713,001)       3,571,349
                    Change in unrealized appreciation on investments--net                     6,520,321      (12,998,193)
                                                                                           ------------     ------------
                    Net increase in net assets resulting from operations                     16,185,704        3,484,263
                                                                                           ------------     ------------

Dividends &         Investment income--net                                                  (12,378,384)     (12,911,107)
Distributions       Realized gain on investments--net                                        (2,796,951)      (1,365,806)
To Shareholders     In excess of realized gain on investments--net                             (595,035)              --
(Note 1f):                                                                                 ------------     ------------
                    Net decrease in net assets resulting from dividends
                    and distributions to shareholders                                       (15,770,370)     (14,276,913)
                                                                                           ------------     ------------

Capital Share       Net increase (decrease) in net assets derived from capital
Transactions        share transactions                                                      (14,798,840)       6,828,611
(Note 4):                                                                                  ------------     ------------

Net Assets:         Total decrease in net assets                                            (14,383,506)      (3,964,039)
                    Beginning of year                                                       212,958,379      216,922,418
                                                                                           ------------     ------------
                    End of year                                                            $198,574,873     $212,958,379
                                                                                           ------------     ------------
                                                                                           ------------     ------------

                    See Notes to Financial Statements.



FINANCIAL INFORMATION (concluded)
Financial Highlights
                                                                                                                 For the
                                                                                                                 Period
The following per share data and ratios have been derived                                                        Nov. 2,
from information provided in the financial statements.                                                         1990++ to
                                                                           For the Year Ended August 31,        Aug. 31,
Increase (Decrease) in Net Asset Value:                                1995       1994      1993       1992       1991
Per Share           Net asset value, beginning of period              $  10.92   $  11.44  $  10.74  $  10.29   $  10.00
Operating                                                             --------   --------  --------  --------   --------
Performance:        Investment income--net                                 .65        .65       .68       .71        .63
                    Realized and unrealized gain (loss) on
                    investments--net                                       .23       (.45)      .75       .50        .29
                                                                      --------   --------  --------  --------   --------
                    Total from investment operations                       .88        .20      1.43      1.21        .92
                                                                      --------   --------  --------  --------   --------
                    Less dividends and distributions:
                      Investment income--net                              (.65)      (.65)     (.68)     (.71)      (.63)
                      Realized gain on investments--net                   (.15)      (.07)     (.05)     (.05)        --
                    In excess of realized gain on investments--net        (.03)        --        --        --         --
                                                                      --------   --------  --------  --------   --------
                    Total dividends and distributions                     (.83)      (.72)     (.73)     (.76)      (.63)
                                                                      --------   --------  --------  --------   --------
                    Net asset value, end of period                    $  10.97   $  10.92  $  11.44  $  10.74   $  10.29
                                                                      --------   --------  --------  --------   --------
                                                                      --------   --------  --------  --------   --------

Total Investment    Based on net asset value per share                   8.74%      1.75%    13.83%    12.29%      9.43%+++
Return:**                                                             --------   --------  --------  --------   --------
Ratios to Average   Expenses, net of reimbursement                    --------   --------  --------  --------   --------

                                                                         1.52%      1.48%     1.37%     1.30%       .84%*
                                                                      --------   --------  --------  --------   --------
                                                                      --------   --------  --------  --------   --------
Net Assets:
                    Expenses                                             1.52%      1.48%     1.47%     1.55%      1.76%*
                                                                      --------   --------  --------  --------   --------
                                                                      --------   --------  --------  --------   --------
                    Investment income--net                               6.11%      5.81%     6.17%     6.85%      7.43%*
                                                                      --------   --------  --------  --------   --------
                                                                      --------   --------  --------  --------   --------

Supplemental        Net assets, end of period (in thousands)          $198,575   $212,958  $216,922  $170,735   $114,628
Data:                                                                 --------   --------  --------  --------   --------
                                                                      --------   --------  --------  --------   --------
                    Portfolio turnover                                  21.28%     28.51%    28.74%    31.74%     75.92%
                                                                      --------   --------  --------  --------   --------
                                                                      --------   --------  --------  --------   --------


  *Annualized.
 **Total investment returns exclude the effects of sales loads. The
   Fund is a continuously offered closed-end fund, the shares of which are offered at net asset value. Therefore, no separate market exists.
 ++Commencement of Operations.
+++Aggregate total investment return.

   See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS


1. Significant Accounting Policies
Merrill Lynch High Income Municipal Bond Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a continuously offered, non-diversified, closed-end management investment company. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments--Municipal bonds and other portfolio securities in which the Fund invests are traded primarily in the over-the-counter municipal bond and money markets and are valued at the last available bid price in the over-the-counter market or on the basis of yield equivalents as obtained from one or more dealers that make markets in the securities. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their settlement prices as of the close of such exchanges. Options, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges or, lacking any sales, at the last available bid price. Short-term investments with remaining maturities of sixty days or less are valued at amortized cost, which approximates market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund, including valuations furnished by a pricing service retained by the Fund, which may utilize a matrix system for valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Fund under the general supervision of the Directors.

(b) Derivative financial instruments--The Fund may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the debt markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

* Financial futures contracts--The Fund may purchase or sell interest rate futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Fund deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

* Options--The Fund is authorized to write covered call options and purchase put options. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Fund enters into a closing transaction), the Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received).

Written and purchased options are non-income producing investments.

(c) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest income is recognized on the accrual basis. Discounts and market premiums are amortized into interest income. Realized gains and losses on security transactions are determined on the identified cost basis.

(e) Deferred organization expenses and prepaid registration fees-- Deferred organization expenses are charged to expense on a straight-line basis over a five-year period. Prepaid registration fees are charged to expense as the related shares are issued.

(f) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates. Distributions in excess of realized capital gains are due primarily to differing tax treatments for futures transactions and post-October losses.

2. Investment Advisory Agreement and
Transactions with Affiliates:
The Fund has entered into an Investment Advisory Agreement with Merrill Lynch Asset Management, L.P. ("MLAM"). The general partner of MLAM is Princeton Services, Inc. ("PSI"), an indirect whollyowned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

MLAM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Fund. For such services, the Fund pays a monthly fee at an annual rate of 0.95% of the Fund's average daily net assets.

The Fund also has entered into an Administrative Services Agreement with MLAM whereby MLAM will receive a fee equal to an annual rate of 0.25% of the Fund's average daily net assets, in return for the performance of administrative services (other than investment advice and related portfolio activities) necessary for the operation of the Fund. The Investment Advisory Agreement obligates MLAM to reimburse the Fund to the extent the Fund's expenses (excluding interest, taxes, distribution fees, brokerage fees and commissions, and extraordinary items) exceed (a) 2.0% of the Fund's average daily net assets or (b) 2.5% of the Fund's first $30 million of average net assets, 2.0% of the next $70 million of average daily net assets, and 1.5% of the average net assets in excess thereof. MLAM's obligation to reimburse the Fund is limited to the amount of the investment advisory fee. No fee payment will be made to MLAM during any fiscal year which will cause such expenses to exceed the most restrictive expense limitation applicable at the time of such payment.

Merrill Lynch Financial Data Services, Inc. ("MLFDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Accounting services are provided to the Fund by MLAM at cost.

Certain officers and/or directors of the Fund are officers and/or directors of MLAM, PSI, MLPF&S, MLFDS, and/or ML & Co.

3. Investments:
Purchases and sales of investments, excluding short-term securities, for the year ended August 31, 1995 were $41,657,329 and $58,801,563, respectively.

Net realized and unrealized gains (losses) as of August 31, 1995 were as follows:


                                     Realized     Unrealized
                                      Losses        Gains

Long-term investments             $  (678,301)   $14,373,553
Short-term investments               (156,729)            --
Financial futures contracts        (1,877,971)            --
                                  -----------    -----------
Total                             $(2,713,001)   $14,373,553
                                  -----------    -----------
                                  -----------    -----------

As of August 31, 1995, net unrealized appreciation for Federal income tax purposes aggregated $14,373,553, of which $14,520,979 related to appreciated securities and $147,426 related to depreciated securities. The aggregate cost of investments at August 31, 1995 for Federal income tax purposes was $180,773,886.

4. Capital Shares Transactions:
Transactions in capital shares were as follows:

For the Year Ended                                  Dollar
August 31, 1995                       Shares        Amount

Shares sold                         1,405,923   $ 15,030,501
Shares issued to share-
holders in reinvestment of
dividends and distributions           630,887      6,628,373
                                   ----------   ------------
Total issued                        2,036,810     21,658,874
Shares tendered                    (3,446,599)   (36,457,714)
                                   ----------   ------------
Net decrease                       (1,409,789)  $(14,798,840)
                                   ----------   ------------
                                   ----------   ------------



For the Year Ended                                  Dollar
August 31, 1994                       Shares        Amount

Shares sold                         2,811,953   $ 31,764,655
Shares issued to share-
holders in reinvestment of
dividends and distributions           526,098      5,902,562
                                  -----------   ------------
Total issued                        3,338,051     37,667,217
Shares tendered                    (2,797,604)   (30,838,606)
                                  -----------   ------------
Net increase                          540,447   $  6,828,611
                                  -----------   ------------
                                  -----------   ------------